UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_____________________________________________
FORM 8-K
 _____________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 3, 2015

_____________________________________________
MPLX LP
(Exact name of registrant as specified in its charter)

_____________________________________________

Delaware	001-35714	45-5010536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 E. Hardin Street Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 672-6500
(Former name or former address, if changed since last report)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 3, 2015, the sole member of MPLX GP LLC, the general partner (the “General Partner”) of MPLX LP (the “Partnership”), increased the size of the board of directors of the General Partner (the “Board”) to ten members and elected Timothy T. Griffith as a director. As Mr. Griffith also serves as an officer of the General Partner, he will not receive compensation for his services as a director. Mr. Griffith is not expected to serve on any standing committees of the Board.
Effective March 3, 2015, the Board appointed Donald C. Templin executive vice president of the General Partner. Upon his appointment, Mr. Templin ceased to serve as principal financial officer of the Partnership. Mr. Templin continues to serve on the board of directors of the General Partner. Also effective March 3, 2015, the Board appointed Mr. Griffith vice president and chief financial officer of the General Partner. In his new role, Mr. Griffith serves as the principal financial officer of the Partnership.
Prior to this appointment, Mr. Griffith, age 45, served as vice president, finance and investor relations, and treasurer of the General Partner since January 1, 2014, and will retain responsibility for finance, treasury and investor relations functions in his new capacity. Mr. Griffith was appointed vice president and treasurer of the General Partner in September and June of 2012, respectively, and assumed responsibilities for investor relations in January of 2014.
Since January 1, 2014, Mr. Griffith has served as vice president, finance and investor relations, and treasurer of Marathon Petroleum Corporation (“MPC”), a petroleum refining, marketing and transportation company and the parent of the General Partner. Mr. Griffith joined MPC as vice president of finance and treasurer in August of 2011. Beginning in 2008, he served as vice president and treasurer of Smurfit-Stone Container Corporation, a packaging manufacturer, where he had executive responsibility for the company’s investor interface and treasury operations, including capital structure, cash management, insurance and investment oversight. Mr. Griffith has also served as vice president and treasurer of Cooper-Standard Automotive, as assistant treasurer of Lear Corporation, as the capital planning officer for Comerica Incorporated and as a derivatives specialist with Citicorp Securities.
Mr. Griffith earned a bachelor’s degree in economics from Michigan State University in 1991 and a master’s degree in business administration from the University of Michigan in 1997. He is also a chartered financial analyst, a designation he has held since 1995.
Mr. Griffith’s extensive experience in finance, treasury operations and investor relations in a variety of sectors provides him with valuable insight and perspective that will inform his service as a member of the Board.
Also effective March 3, 2015, the Board appointed John S. Swearingen, age 55, vice president and chief operating officer of the General Partner. In his new role, Mr. Swearingen serves as the principal operating officer of the Partnership. Mr. Swearingen has served as vice president of health, environment, safety and security of MPC since June 30, 2011. Beginning in 2009, he served as president of Marathon Pipe Line Company LLC, a pipeline transportation company and subsidiary of the Partnership, and was the Illinois Refining Division manager for MPC beginning in 2001.
George P. Shaffner ceased to serve as principal operating officer of the Partnership effective March 3, 2015. Mr. Shaffner has assumed a new executive position at MPC and will no longer serve as an officer of the General Partner.
Neither the Partnership, the General Partner nor any of the Partnership’s subsidiaries have employees. MPC has the contractual responsibility for providing the employees and other personnel, including executive officers such as Messrs. Griffith and Swearingen, necessary to conduct the Partnership’s operations. Effective March 3, 2015, Mr. Griffith assumed responsibilities as MPC’s senior vice president and chief financial officer and Mr. Swearingen assumed responsibilities as MPC’s senior vice president, transportation and logistics. Messrs. Griffith and Swearingen each receive an annual base salary from MPC and are eligible to participate in MPC’s annual cash bonus program and long-term incentive compensation plan, as well as other benefit plans and programs such as health and life insurance, income protection by means of long-term and short-term disability and retirement and severance benefits plans. Messrs. Griffith and Swearingen are also eligible to participate in the Partnership’s long-term incentive compensation plan. Through its affiliates, MPC owns 100% of the General Partner of the Partnership.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: March 9, 2015	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary